SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 4, 2007

Max Capital Group Ltd.

(Exact Name of Registrant as Specified in its Charter)

Bermuda	000-33047	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Max House, 2 Front Street, Hamilton, Bermuda	HM 11
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (441)295-8800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On May 7, 2007, the Registrant issued a news release announcing financial results for the three months ended March 31, 2007. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In accordance with general instruction B.2 to Form 8-K, the information set forth in this Item 2.02 (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 8.01	Other Events.

On May 4, 2007, the Registrant issued a news release announcing the change of its name to Max Capital Group Ltd. The news release is attached as Exhibit 99.2 and incorporated by reference herein.

On May 7, 2007, the Registrant issued a news release announcing the declaration by the Board of Directors of a dividend of $0.07 per share and the approval by the Board of Directors of an increase in the Registrant’s share repurchase plan, increasing the dollar value of shares that may be repurchased to $50.0 million from the $16.4 million remaining under the previous share repurchase authorization. The news release is attached as Exhibit 99.3 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release of Max Capital Group Ltd., dated May 7, 2007.

99.2	News Release of Max Capital Group Ltd., dated May 4, 2007.

99.3	News Release of Max Capital Group Ltd., dated May 7, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Max Capital Group Ltd.
(Registrant)
Date: May 10, 2007
/s/ Joseph W. Roberts
	Name:	Joseph W. Roberts
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	News Release of Max Capital Group Ltd., dated May 7, 2007.

99.2	News Release of Max Capital Group Ltd., dated May 4, 2007.

99.3	News Release of Max Capital Group Ltd., dated May 7, 2007.